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                                                                 EXHIBIT 1.10(d)


American General Life Insurance Company
A Subsidiary of American General Corporation
VUL Operations
P.O. Box 4880  Houston, Texas 77210-4880

Owner Authorization of Third Party Transfers

Contract Identification  Contract Number

INSURED/ANNUITANT'S NAME

Owner's name Owner's Street Address

City state     zip

Joint Owner's Name (if one is designated)
Authorized Third Party   Name Title/Position


Firm  Street Address

City state  zip   Telephone Number


Authorization by Owner(s)_Please read carefully!
I/we hereby authorize American General Life Insurance Company ("AGL") to act upon instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by the Third Party named above for my/our contract referenced above. The Third Party named above is authorized to accept delivery of the contract on my/our behalf and receive copies of transaction confirmations and annual statements.
AGL will not be responsible for any claim, loss, or expense based upon transfer instructions received and acted upon in good faith, including losses due to instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my contract referenced above and its related prospectus. This authorization will
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remain in effect until my written notice of its revocation is received by
AGL at its main office.
By delivering this Authorization to AGL, I/we revoke all prior third party authorizations which have been delivered to AGL.

I/we understand the following:
1. Transfers may be made by telephone or written communication.
2. I/we may cancel this authorization at any time by furnishing written notice to AGL.
3. The Third Party or AGL may cancel this authorization at any time.
4. Requests received after 3:00 p.m. (Central time) on a business day (a day when both the New York Stock Exchange and AGL are open) will be executed on the following business day.

Contract Owner's Signature___________________________ Date

Joint Owner's Signature (if applicable)_______________________ Date

Third Party's Signature_____________________________ Date